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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)   January 31, 1997
                                                --------------------------------

                             SILVERADO FOODS, INC.
--------------------------------------------------------------------------------
              (Exact name of registrant as specified in its charter)


         Oklahoma                   1-13260                  73-1369218
    ------------------         ----------------          ------------------
     (State or other           (Commission File          (I.R.S Employer
     jurisdiction of                Number)              Identification No.)
      incorporation)


6846 South Canton, Suite 110, Tulsa, Oklahoma                  74136
---------------------------------------------               ------------
 (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code      (918) 496-2400
                                                   -----------------------------


                                 Not applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)
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Item 7.      Financial Statements and Exhibits.
             ---------------------------------

             (a)  Financial statements of business acquired.

                  Not applicable.

             (b)  Pro forma financial information.

                  Not applicable.

             (c)  Exhibits.

                  The following is a list of all exhibits filed as a part of this Form 8-K.

                  4.1    Form of Regulation S Securities Subscription Agreement
                  4.2    Form of 8% Convertible Debenture Due January 31, 1999
                  4.3    Form of Common Stock Purchase Warrant
                  4.4    Form of Registration Rights Agreement

Item 9.      Sales of Equity Securities Pursuant to Regulation S
             ---------------------------------------------------

                  On January 31, 1997, the Company issued its 8% Convertible
             Debentures due January 31, 1999 (the "Debentures"), in the aggregate original principal amount of $1,500,000. The Debentures were issued at face value in offshore transactions pursuant to Regulation S promulgated under the Securities Act of 1933, as amended. The purchasers were accredited investors (as defined in Regulation D promulgated under the Securities Act of 1933, as amended). In connection with the sale of the Debentures, the Company paid $25,000 to H. W. Finance L.P. as payment for certain offering expenses and fees. Also in connection with the offering of the Debentures, the Company granted to the purchasers of the Debentures warrants (the "Warrants") to purchase a total of 125,000 shares of the Company's common stock, par value $0.01 per share ("Common Stock).

                  The Debentures are convertible at any time commencing 45 days after issuance, into shares of the Company's Common Stock at a conversion price for each share of Common Stock equal to the lower of (a) $3.25 per share or (b) 70% of the average closing prices of the Common Stock for the five business days immediately preceding the conversion date as reported by the American Stock Exchange, subject to anti-dilution provision. Assuming that the market price of the Common Stock at the time of conversion is the same as the market price at the time of subscription, based on a conversion price of $ 1.8375 per share, the Debentures would be convertible into 816,326 shares of Common Stock. In the event the number of shares of Common Stock issuable upon conversion of the Debentures together with the number of shares issuable upon exercise of the Warrants is such that it would


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             result in an issuance of 20% or more of the issued and outstanding
             Common Stock of the Company, the Company may redeem a sufficient portion of the Debentures so that such conversion would result in an issuance of less than 20% of the Company's issued and outstanding Common Stock. The Common Stock issuable on the conversion of the Debentures (if not otherwise tradeable without restriction) is subject to certain registration rights between the Company and the purchasers of the Debentures.

                  The Debentures are due on January 31, 1999, and bear interest at the rate of 8% per annum. Interest on the Debentures is payable quarterly in cash or, at the option of the Company or the holder, in Common Stock.

                  The Warrants are exercisable at $3.00 per share, subject to anti-dilution provisions. The Warrants expire on January 31, 2001.

               *       *       *       *       *       *       *

                                      -3-
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                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  SILVERADO FOODS, INC.



                                  By: /s/ Dorvin D. Lively
                                      -------------------------------
                                      Dorvin D. Lively
                                      Vice President and Chief Financial Officer


Date:  February 14, 1997

                                      -4-
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                                 EXHIBIT INDEX
                                 -------------


Exhibit No.         Description of Exhibit
-----------         ----------------------

4.1                 Form of Regulation S Securities Subscription Agreement
4.2                 Form of 8% Convertible Debenture Due January 31, 1999
4.3                 Form of Common Stock Purchase Warrant
4.4                 Form of Registration Rights Agreement


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     The schedules and exhibits to the foregoing Regulation S Securities
Subscription Agreement which are listed below have been omitted. Copies of such schedules and exhibits will be furnished supplementally to the Commission upon request.

     Schedule 1               Subscribers
     Schedule 2.4             Capitalization
     Schedule 2.6             SEC Reports: Financial Statements
     Schedule 2.12            Litigation
     Exhibit A                8% Convertible Debenture Due January 31, 1999
     Exhibit B                Transfer Agent Agreement
     Exhibit C                Definition of "U. S. Person"
     Exhibit D                Definition of "Accredited Investor"
     Exhibit E                Registration Rights Agreement
     Exhibit H                Common Stock Purchase Warrant